SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 31, 2009

MAGNITUDE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

1250 Route 28, Branchburg, New Jersey 08876
(Address of principal executive offices) (Zip Code)

(908) 927-0004
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.03 Creation of a Direct Financial Obligation

On April 3, 2009, Registrant filed a current report on Form 8-K, disclosing the facts surrounding the issuance by Registrant of four demand promissory notes and their terms in connection with certain working capital loans provided to Registrant by Discover Advisory Company in the amounts of $100,000 on December 23, 2008; $150,000 on January 7, 2009; $200,000 on January 27, 2009, and; $150,000 on February 20, 2009. In addition to the terms of the Notes disclosed in the April 3, 2009 Form 8-K, such as payment on demand, interest accruing at the rate of ten (10%) percent, with repayment secured by a first security interest in the ownership shares of Kiwibox Media, Inc., each of the four notes provides for part or all of its principal and/or accrued interest to be converted into common shares, in the discretion of the Holder, at the conversion rate of $0.01 per one common share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.36-1
Form of Registrant’s Corrected Demand Corporate Promissory Note(s) Delivered to Discover Advisory Company in Connection with Working Capital Loans, Dated December 23, 2008, January 7, 2009, January 27, 2009 and February 20, 2009, respectively.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

By:	/s/ Joerg Klaube
Joerg Klaube
Chief Financial Officer

Dated: April 7, 2009